                                                                      EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-97225), Form S-3 (No. 333-68840), Form S-3 (No. 333-81223),
Form S-3 (No. 333-70381), Form S-3 (No. 333-36631), Form S-3 (No. 333-17035),
Form S-3 (No. 033-59703), Form S-3 (No. 033-54007), Form S-3 (No. 033-52241),
Form S-8 (No. 333-67894), Form S-8 (No. 333-60330), Form S-8 (No. 333-51399),
Form S-8 (No. 333-22371), Form S-8 (No. 333-22167), and Form S-8 (No.
033-54429), of M.D.C. Holdings, Inc., and in the related Prospectuses, of our report dated January 7, 2003, with respect to the consolidated financial statements of M.D.C. Holdings, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2002.


                                             /s/ ERNST & YOUNG LLP


Denver, Colorado
February 7, 2003